Exhibit 99.1

Opnext, Inc.	OPXT	Business Update Call	Jul. 9, 2008
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MANAGEMENT DISCUSSION SECTION

Operator: Good afternoon, my name is Dori and I will be your conference operator today. At this time, I would like to welcome everyone to the Opnext Conference Call this afternoon July 9, 2008. All lines have been placed on mute to prevent any background noise. After the speakers remarks there will be a question-and-answer session. [Operator Instructions]

I would like to now turn the conference over to our host, Vice President of Investor Relations, Mr. Douglas Dean. Mr. Dean, you may begin your conference.
Doug Dean, Investor Relations
Good afternoon and thank you for joining us today. As Dori just mentioned, my name is Doug Dean and I’m Vice President of Investor Relations for Opnext. This afternoon we issued a press release describing our proposed acquisition of StrataLight Communications and filed the associated investor presentation with the SEC.

The investor presentation has also been posted to the investor section of the Opnext website and we will make reference to it during this call. Starting on slide one, a couple of reminders regarding this transaction. In connection with the proposed merger, the company will file relevant materials with the Securities and Exchange Commission including a proxy statement and registration statement.

Investors and security holders of the company are urged to read these materials when they become available because they will contain important information about the merger. The proxy statement and registration statement and other relevant materials, when they come available, and any other documents filed by the company with the SEC, may be obtained free of charge at the SEC’s website.

In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the company by contacting the company at 732-544-3400 or accessing the company’s investor relations website. Investors and security holders are urged to read the proxy statements and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

The company and its executive officers and directors may be deemed to be participating in the solicitation of proxies from the security holders of the company in connection with the proposed merger. Information about the executive officers and directors of the company and the number of shares of the company’s common stock beneficially owned by such persons is set forth in the proxy statement for the company’s 2007 annual meeting of stockholders, which was filed with the SEC on July 30, 2007.

Security holders may obtain additional information regarding the direct and indirect interests of the company and its executive officers and directors in the merger by reading the proxy statement and registration statement regarding the merger when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

If you will now turn to slide two of the presentation, this provides the Safe Harbor Statement regarding this transaction. As always in our prepared remarks and our responses to your questions,
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Opnext, Inc.	OPXT	Business Update Call	Jul. 9, 2008
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we will rely on the Safe Harbor exemptions under the rules and regulations under the Securities Act and our Safe Harbor Statements in the company’s filings with the SEC.

We will begin with remarks from Harry Bosco, President and Chief Executive Officer of Opnext and then we will take your questions. Also joining us this afternoon for the question-and-answer session will be Shri Dodani, CEO and President of StrataLight, and Gilles Bouchard, our Chief Operating Officer.

Following our prepared remarks, we will address questions from the audience. At that time, please limit your questions to no more than two at a time so that we can get to as many of you as possible during our call this afternoon.

And now let me turn the call over to Harry Bosco.
Harry Bosco, President and Chief Executive Officer
Thank you, Doug, and good afternoon everyone. I am particularly pleased to have this opportunity today to discuss our plans to acquire StrataLight Communications, which is the leading supplier of 40G subsystems for wide area network applications.

We are excited about the opportunities that a combined Opnext and StrataLight will have in addressing the high-speed networking needs of 40G and beyond. The combined company will have unparalleled R&D capability, a solid technology base; the resources, expertise and customer relationships to drive network evolution to speeds of 100G and beyond.

Optical network design complexity increases significantly and the marriage of optical device and module technology with subsystems expertise will help our customers optimize their future network design for superior performance and cost. So let’s turn to slide three to address the principal components of the transaction.

Opnext will acquire StrataLight Communications for $30 million in cash and 26.55 million of Opnext shares. This equates to a total purchase price of approximately $172 million at yesterday’s closing share price of $5.35. Post transaction, StrataLight shareholders will own about 29% of the outstanding Opnext shares and pursuant to the merger agreement that we entered into today StrataLight will be entitled to nominate two independent Board Directors to join Opnext’s Board.

The closing of the transaction is subject to the satisfaction of customary closing divisions, including the approval by the shareholders of both companies and Hart-Scott-Rodino Antitrust approval. Under separate agreements, the significant stockholders of Opnext and StrataLight, holding a sufficient number of shares to approve the transaction, have agreed to vote in favor of the transaction.

The closing date is expected to occur in October or November of this year. We expect the deal to be accretive to earnings in the first full quarter after closing and double-digit accretive to earnings in the first full year after closing without counting any synergies. However, we do anticipate there will be several areas where synergies and savings can be achieved.

Slide four provides a snapshot of Opnext and StrataLight. For the last fiscal year Opnext achieved sales of $284 million, representing growth of 27% over fiscal year ‘07. $233 million or 82% of the revenues were generated from sales of 10G and 40G products, which address some of the fastest growing segments of the optical space.
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Opnext, Inc.	OPXT	Business Update Call	Jul. 9, 2008
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Opnext’s share of the 10G market is approximately 30% and the 40G products contributed about $30 million of sales in fiscal year ‘08. StrataLight is currently in a rapid growth phase of its product lines ramped over calendar year ‘07 and calendar year ‘08.

Revenues for calendar year ‘07 were $76 million and in the quarter ‘08 just ending in March, their revenues were already close to $30 million. We expect StrataLight’s revenues will grow on an average 10% quarter-over-quarter through 2008, at least equal to the market growth thereafter.

StrataLight’s non-GAAP margins approached 30% and are expected to continue to improve through 2008 as the production volume increases and the manufacturing transitions to a contract manufacturer.

StrataLight’s products extend beyond the traditional transponder modules to include line cards, subsystem units that include a controller, and modules that do — that compensate for fiber dispersion characteristics, which is very important in the performance of systems. They also have custom integrated circuits, enhanced forward error correction technology, as well as software for their subsystem controllers that interface into the customers ’OANM systems. Together the two companies achieved nearly $100 million in 40G sales during calendar year ‘07.

Excluding contractors, Opnext has 437 employees with about 75% located in Japan, and StrataLight has 214 employees primarily in California. Opnext is focused on 10G and 40G modules for both the telecom and datacom markets, while StrataLight is focused primarily on the 40G subsystems and line cards for the telecom market.

Continuing on to slide five, StrataLight was founded in the year 2000, and is headquartered in Los Gatos, California. Of their 214 employees, 48% are involved in R&D or engineering activities.

StrataLight customers include several major OEMs that have an established footprint in tier-one carriers. StrataLight is a leader in 40G line site subsystems, having already deployed more than 2,500 transponders. The rapid deployment of these subsystems drove significant growth with revenues increasing from $15 million in calendar year ‘06 to $76 million in calendar year ‘07.

The next slide, slide six, delineates the strategic fit of StrataLight and Opnext. Opnext brings to the table leadership in 10G datacom and telecom space, device technology and modular expertise, and operational infrastructure that supports the global market and leadership in the 40G client side products.

On the other hand StrataLight brings leadership in the 40G subsystem space, as well as software, analog design capability, systems expertise and 100G line-side technology. The combination creates a company with capabilities that can partner with the extensive customer base to deliver the network building blocks required in the future.

Continuing on to slide seven, the combination expands Opnext’s current addressable market and positions us as a market leader in both 10G and 40G. It creates the broadest technology value chain within 40G ranging from the lasers through the ICs to subsystems, including the embedded based control software.

The combination creates an unparalleled R&D capability for 40G and 100G, which we believe will help us accelerate the 100G programs that both companies currently have under development. The combination will help us diversify our revenue base, and thereby reduce our customer concentration. However, the combined company will still have significant customer concentration given the limited number of leading communication equipment customers.

And finally, we expect there will be operational and financial benefits from organizational synergies and economies of scale. Again, although we’re not counting on the synergies to be accretive.
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Opnext, Inc.	OPXT	Business Update Call	Jul. 9, 2008
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Slide eight is a chart which we’ve shown many times. It shows the continuing deployment of broadband applications that result in a need for more bandwidth. Since both wide area and enterprise networks are evolving to a common IP optical based infrastructure, IP traffic growth is a good measure of what will be required on the optical side. According to a recent paper written by Cisco, global IP traffic is doubling every two years. And the course connect forecast of demand for non-Internet video services suggests this will be in the fastest growing segment. This has a direct correlation to the infrastructures that are being deployed by the MSOs and Telco service providers. Accordingly, networks must expand and advance to support this demand.

The next slide shows the total addressable market for the combined entity. The addition of StrataLight increases our addressable market by approximately one-third. It is a segment in which StrataLight has currently enjoyed a significant market share. It is anticipated that the 100G initial deployment will begin in 2010. This’ll be augmented by the continuing growth of the overall 40G market.

By 2011 it’s estimated that over two-thirds of the 10G and above market is forecasted to be 40G and a 100G. The combined strength of Opnext and StrataLight will be focused on addressing this market. Note that the decrease in the 10G datacom market in 2011 assumes that 40G and 100G datacom products will start to displace the current market.

If you turn to slide 10, the combination of the two companies creates a 40G market leader. StrataLight has a significant 40G footprint in Tier 1 national networks as a market leader in 40G line-side transponder interfaces and subsystems. Just by the way of explanation, line-side refers to optical transport applications typically between major metropolitan areas. Opnext on the other hand is a market leader in the 40G client side transponders. Client side applications address short reach communication needs of 2 kilometers or less that typically occur within central offices. This transaction creates a powerful combination to address the various needs of our customers.

If you turn to slide 11, this graphically depicts the StrataLight product roadmap. Phase I deployments, which were recently completed for PSBT — these are coding algorithm-based systems consisting of custom line cards as well as entire subsystems. The unique capability of this system is the 10G, the 40G upgrades can be achieved without changing out the existing 10G infrastructure, including the amplifiers. This is done by installing StrataLight subsystem terminal units in central offices and regeneration units if needed along the routes of the original 10G link. So just think about both can co-risk exist on the same fiber.

Transmission of the new 40G signals is on the same fiber’s existing 10G signals but uses different wavelengths. From a carrier’s perspective, this is a welcome solution to reduce capital and operating expenses for applications up to 1,000 kilometers in reach. Today, DPSK-based subsystems and line cards are being deployed along with the 40G client modules. The DPSK subsystem significantly increased the reach capability over PSBT-based subsystems.

The DPSK product family will continue to evolve into modular based products that can be sold as separate modules or as a combination of modules housed in a common unit. In addition, StrataLight also provides an integrated multiplexing capability which allows 10G signals to be directly multiplexed into a 40G wavelength. This eliminates the need for an external device to provide the multiplexing capability and therefore is more cost effective.

In the future, modular-based subsystems accommodating 10G, 40G and 100G will allow customers to choose combinations of modules for entire subsystems. And again the key is to be able to upgrade the systems and evolve from the 40G to a 100G in a smooth transition.

The combination offers a single point of contact for our customers — and you can move this to slide 12 — with the broadest range of 40G products. You should think of the combined entity as a one-
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Opnext, Inc.	OPXT	Business Update Call	Jul. 9, 2008
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stop shop for OEM system customers. This will become vastly important as network complexities increase at the higher speeds of 40G and 100G.
The next slide captures the competitive landscape following this transaction and depicts it will create the broadest portfolio of 10G and 40G products ranging from modules in a variety of form factors to subsystems. Before partial surface reflect the availability of port types for each form factor relative to other vendors. Without exception, we will be a leader in any 10G and 40G product type when we become combined with StrataLight.
In 2007, the addressable 10G and 40G market was approximately $900 million as previously indicated on slide nine. The combination of Opnext and StrataLight had about one-third of that market or $300 million in 2007.
Slide 14 highlights the combination, offers one of the broadest technology value chain ownerships of 40G technology. Opnext laser and detector technology supports both client and line-side optics while StrataLight is an expert in encoding and modulation techniques and subsystems software required for long reach transmission.
As stated before, the modules being offered are not just a standard transponder modules, but also includes the compensation modules necessary to condition a signal for long-haul transmission. The vertically integrated product platform also provides a foundation for future 40G innovation. It at all begins with the Opnext’s commitment to fundamental optical research and laser and photodetector technologies. Building on the miniaturization and integration skills coupled with packaging expertise, and now with the StrataLight acquisition, extend into the modulation and encoding techniques and subsystems software to support long-haul transport.
Continuing on to slide 15, Opnext and StrataLight together offer an industry leading R&D capability for 100G technology. Innovation from devices to modules to subsystems, building on the broad expertise and experience from 40G. Examples range from mixed signal ASIC design, DSP’s, optics and transponder subsystem integration to next generation line modulation techniques. As in 40G, we have in-house expertise to solve problems related to signal impairments for very high-speed transmissions.
Together, we will have a strong dedicated 100G development team that is working on innovative development for both the line-side and client-side, leveraging our proven capabilities in field deployed 40G subsystems and modules. Individually, we have already achieved some significant milestones. These include an Opnext live demo of a client-side 100G transmitter at OC 2008. And a Comcast/Cisco line test that used StrataLight’s 100G DWDM optics. We plan to carry out additional OEM and carriage routes throughout 2008 and 2009.
On the next slide, we discuss our customer base. The StrataLight acquisition brings new strategic technologies and deepens our existing customer relationships. The result is a greater customer diversity and the opportunity to expand our business with a broader product portfolio. Note, that had the companies been combined in the fourth quarter of calendar year ‘07, the concentration of revenues from our largest two customers would have been reduced from 58% to 43%, and NSN would have been another 10% customer.
Turning to slide 17, this provides some key points relative to the integration of StrataLight with Opnext. First of all, Gilles Bouchard, our Chief Operating Officer, has been very involved in this transaction from the beginning and will now lead the integration effort. Opnext is already organized into separate business units with a global sales and marketing organization. Shri Dodani, CEO of StrataLight will become the President of the new optical subsystem business unit within Opnext.
This business unit will carry forward the same business that StrataLight has today and work together with our other business units to develop the device, module and subsystem products
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Opnext, Inc.	OPXT	Business Update Call	Jul. 9, 2008
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needed in the future. We are fortunate that StrataLight and Opnext are very complementary businesses with very little overlap. The integration areas to be addressed include future 40G and 100G R&D programs, procurement and manufacturing, sales and marketing, IT systems and core administrative functions.
Slide 18 summarizes our motivation for this transaction and is quite simple. The acquisition of StrataLight supports our vision to be a global leader in the fastest most attractive high speed optics market. We believe this combination will spur technology innovations and will differentiate us in the market as network continues to evolve in support of the heavy demand. Vertical integration to the next layer of subsystems will deliver performance and margin enhancements for our customers.
Together with StrataLight, we will better serve our customers through enhanced technology, innovation, quality and breadth of products. A focus on continued improvement on execution along with growth will result in improved financial performance. We believe this combination of technology innovators and market leaders will benefit the industry and our customers which in turn will benefit our shareholders.
And before I turn to the Q&A portion of the call, I’m pleased to report that we expect Opnext to exceed the high end of our revenue guidance of 77 million for the quarter ending in June. I will now turn the call back to Doug where Shri Dodani and Gilles Bouchard will join me in addressing your questions.
Doug Dean, Investor Relations
Thanks, Harry. This completes our prepared remarks for this afternoon, and now we’ll be glad to take your questions. Please limit your questions to no more than two at a time so that we may get to as many of you as possible. Dori, I will now turn the call back to you to provide instructions on how to submit questions.
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Opnext, Inc.	OPXT	Business Update Call	Jul. 9, 2008
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QUESTION AND ANSWER SECTION

Operator: [Operator Instructions] The first question comes from Cobb Sadler from Deutsche Bank. Go ahead, sir. Your line is open.
<Q – Cobb Sadler>: Thanks a lot. I had a question on your updated guidance exceeding the high end of the range. Are you still on target for kind of mid-20s growth for the overall traditional Opnext business?
<A – Harry Bosco>: Yeah, that supports it, Cobb. It’s within a 20 to 25% range.
<Q – Cobb Sadler>: Okay. And then back to the deal. Your customers — I’m assuming that you talked to all of your customers. What was their reaction? Are they worried about the consolidation or any kind of disruption that you might have? Were they generally for the deal or can you talk a little about their reaction? Thanks a lot.
<A – Harry Bosco>: I think the customers see a natural fit between the two companies. I think they’re positive on it. Again through the due diligence calls and that they come back very favorably on it. We have done some checking with our customers and they’re also very favorable. And we will continue to make contact with those customers to make sure that we’ve covered all their — any concerns they may have. But in general, it’s been very positive.
<Q – Cobb Sadler>: Okay. And I saw the tangible assets but on cash, can you talk about just how much cash StrataLight had?
<A – Harry Bosco>: It will come across debt free.
<Q – Cobb Sadler>: Okay. And last question just on your shareholders, are there any lockups? It sounds like they both voted or are going to vote for the deal. Are they locked up in any way or is there distribution change in any way by this deal? That’s it. Thanks a lot.
<A – Harry Bosco>: Post closing there’s a 90-day lockup period...
<Q – Cobb Sadler>: Okay. Thanks a lot.
<A – Harry Bosco>: You’re welcome.
Operator: Your next question comes from John Harmon from Needham & Company. Go ahead, sir. Your line is open.
<Q – John Harmon>: Hi, good afternoon, and congratulations.
<A – Harry Bosco>: Thank you, John.
<Q – John Harmon>: I just want to go through one thing on the technology side to be clear. Most of Opnext shipping products were on the client side but you have developed or certainly were developing products for the line side, right? And were you implying that on StrataLight, it’s very strong on the client side, that they were relatively weaker on the line side thus the complementariness of the mix, for lack of a better word?
<A – Harry Bosco>: No, I think what is, John, quite frankly we focused on the client side early on with our customers, okay, because that was the one interconnecting routers in that. So we put a lot of effort in client, and actually to invest a lot in the devices that we use in these, that can be used in both client and line side. The line side really — and StrataLight on the other hand was driven by total subsystems and line cards, which they’ve used to provide the transport capabilities to their OEMs. So they had a strong focus on understanding the characteristics of the long-haul fiber and
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Opnext, Inc.	OPXT	Business Update Call	Jul. 9, 2008
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compensation, those kind of issues, which are quite different really. But we feel by bringing them together now, we can bring the client side expertise — really device expertise — and combine it with their expertise on understanding the compensations and those kind of things. We do have line side modules which we just introduced and we will combine those efforts together and make sure we have the best product portfolio.
<Q – John Harmon>: Okay. Thank you. And just secondly, without getting into specifics, the numbers you gave us for StrataLight were slightly dated. Maybe the way to ask the question is have revenues and margins continued to trend upward since the December numbers you gave us? Thank you.
<A – Harry Bosco>: I gave you actually the end of March quarter, which is approximately $30 million and it has grown about 10% quarter-over-quarter from that point on.
<Q John Harmon>: Did margins improve in the March quarter as well please?
<A – Harry Bosco>: Yeah, they continue to improve.
<Q – John Harmon>: Great. Thank you very much.
<A – Harry Bosco>: You’re welcome.
Operator: And the next question comes from the line of Paul Bonenfant. Go ahead, sir, from Morgan Keegan. Your line is open.
<Q – Paul Bonenfant>: Hey, thank you. I have two questions actually. The first is on the surprise positive preannouncement, I think, you snuck in there at the end, Harry. And the second one would be on the acquisition. First question is in two parts, I guess. What led the upside and what kind of expectations are you putting out there now for flow through to the bottom line now that you are coming in, I guess, above the top end of your guidance?
<A – Harry Bosco>: Yeah, we basically are not going to get into the financials of the quarter. We’re going to have our earnings call in early August. What I wanted to do — and I knew you were going to ask the question about how’re you doing on the quarter — so we had decided at that point in time, let’s just avoid that right now and tell you that we are exceeding our high-end revenue target. But we will discuss more about that in the earnings call.
<Q – Paul Bonenfant>: Okay, by virtue of your comment, I think you brought it up. But the second question is on just the back of the envelope calculation, frankly, I am having trouble getting to accretion on the deal in calendar year ‘09 especially if you’re not assuming any synergies. So I was wondering if you could — I think you said you are assuming StrataLight gross 10% quarter-over-quarter top line through ‘08 and then market growth thereafter and roughly the same margin profile with maybe some uptick?
<A – Harry Bosco>: No, the margin is improving through the year because basically — because the volumes are going up and we have introduced the contract manufacturer. We are driving the margins up. So you see an improvement in margin throughout the year as well as the course of growth in revenues.
<Q – Paul Bonenfant>: Okay. And how much is the gross margin helped by — I’m looking at your slide 19 in your presentation here and it looks like 40G warranty charges in the fourth quarter helped both the quarter and the fiscal year. Those numbers look like they are about the same. Should we be looking for a big difference between the GAAP and the pro forma gross margin like we see here?
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Opnext, Inc.	OPXT	Business Update Call	Jul. 9, 2008
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<A – Harry Bosco>: Yeah, that’s a onetime charge, okay. The warranty reserves for that 40G. We had the same type of issue if you remember back in Opnext.
<Q – Paul Bonenfant>: Should the expectation be that, if in the out quarters then since they took this charge that gross margins would be closer to GAAP?
<A – Robert Nobile>: Paul, this is Bob Nobile. After adjusting for the charge, going forward you should expect the GAAP margins to approximate the non-GAAP margins shown here.
<Q – Paul Bonenfant>: Okay. Fair enough. Thanks for taking my questions.
<A – Harry Bosco>: You’re quite welcome.
Operator: And your next question comes from the line of John Lau from Jefferies & Co. Go ahead sir, your line is open.
<Q>: Hello, this Rahul Kanvarker calling in for John Lau. My first question is could you disclose who StrataLight’s major customers are and how much they contribute to the sale?
<A – Harry Bosco>: We could tell you the largest one which as we disclosed on the charts is Nokia Siemens.
<Q>: And how much did they contribute?
<A – Harry Bosco>: We can’t go into those details right now but it’s a large portion of the business.
<Q>: Okay. And secondly, could you talk a little bit about your manufacturing strategy of your combined company? Specifically this acquisition, is it expected to reduce your capital expenditure requirement as you’re introducing contract manufacturers?
<A – Harry Bosco>: Let me ask Gilles Bouchard to comment on that because Gilles is right in the middle of the operations.
<A – Gilles Bouchard>: The comment I would make is both companies have been focusing intensely on manufacturing operations the last few quarters and using increasing amounts of contract manufacturers. StrataLight is right in the middle of a transition to a CM and for all we can tell we’ll continue the strategies and look for leverage across that supply base.
<A – Harry Bosco>: I think the other thing is that we do have many options in our manufacturing capability, right? We have in-house manufacturing devices certainly and some of the high-end modules and we use contract manufacturers. So Gilles job is to pick out — working with Shri, what the best alternatives are for the business.
<Q>: And finally, you mentioned that you are not considering any synergies in your 2009 projections. But if we are to think about synergies, which area do you think offers most synergistic opportunities: manufacturing, marketing, R&D I guess you mentioned. So where could there be opportunities to cut costs?
<A – Harry Bosco>: Okay. Again I’ll turn it back to Gilles because he’s been looking at this very carefully. Gilles?
<A – Gilles Bouchard>: Yeah. We’ve identified two major areas for synergies. The first one is R&D in the sense that by combining the companies we will be able to save on planned spending. So be to be clear, we’re not going to cut R&D spend. But when we look at our budgets we will be
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Opnext, Inc.	OPXT	Business Update Call	Jul. 9, 2008
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able to limit our spending and our hiring based on rationalizing the R&D portfolio. The other area is cost of goods. There are several things that were already mentioned, including using more of our internal supply for some of StrataLight’s products, procurement leverage, manufacturing leverage and rationalization of the supply base. So we have looked at those synergies.

<Q>: Okay. Thanks a lot.

Operator: And your next question comes from Ajit Pai from Thomas Weisel Partners. Go ahead sir, your line is open.

<Q – Ajit Pai>: Yeah. Good afternoon.

<A – Harry Bosco>: Good afternoon.

<Q – Ajit Pai>: Two quick questions. I think the first goes back to the margin question. Right now when you look at your fourth quarter margins for Opnext, gross margins on a non-GAAP basis are actually down a little bit for the fiscal year. So could you give us some color as to, as you shift towards the contract manufacturing et cetera. whether it’s going to be accretive — the accretion is going to show up on the gross margin side in the near-term as well or whether most of it is going to be at the operating margin side as you get top line leverage? And the second on StrataLight, the kind of leverage that the company has been showing in its gross margin has been quite significant right now and you could nearly expect it to expand. So the current gross margins are below that of Opnext but on a go forward basis is it a higher margin business with higher variable margins than what Opnext currently has?

<A – Harry Bosco>: It’s actually very complementary right now because Opnext as we said in the beginning, we’re aiming at a 35 to 40% gross margin, okay. We’ve been hit somewhat by FX impacts which we tried to alleviate. StrataCom is on the exact same wavelength. They’re going up into the 35 to 40% gross margin that’s what we’re driving for.

<Q – Ajit Pai>: So the long-term you expect the gross margins to be similar for both companies?

<A – Harry Bosco>: Yes, we do.

<Q – Ajit Pai>: Okay.

<A – Harry Bosco>: And by combining forces and synergies in that, the OpEx is going to get right in the range where we want it to be.

<Q – Ajit Pai>: Right. And if I understand it right, you expect the sort of big ramp on the StrataLight side in terms of revenues, 10% sequential growth through 2008, to be what’s going to drive those margins up. So would you be ending 2008, entering 2009 with close to your target margins between 35 and 40 for StrataLight?

<A – Harry Bosco>: We’re going to give out some more financial guidance at closing, okay, along those lines. I can just tell you its progressing. It depends on how fast we transition in the contract manufacturers and that. There’s a lot of benefits coming in. So the timing is a little unclear but we will clear that up at the closing.

<Q – Ajit Pai>: Okay. And what is the biggest hurdle you see to this actually getting done?

<A – Harry Bosco>: I think it’s just a matter of keep executing and work with our customers and make sure that we take care of them. I think there’s a lot of areas we can work together on and really want to accelerate into the 100G arena.
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Opnext, Inc.	OPXT	Business Update Call	Jul. 9, 2008
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<Q – Ajit Pai>: Okay. And then the last question is StrataLight, is it cash flow positive and when do you expect to down cash flow positive if it wasn’t a part of Opnext as an independent entity?

<A – Harry Bosco>: Shri, why don’t you answer that question?

<A – Shri Dodani>: For the last couple of quarters, we have been cash flow positive.

<Q – Ajit Pai>: Got it. Thank you.

<A – Harry Bosco>: Okay.

Operator: Your next question comes from the line of Ehud Gelblum from JP Morgan. Go ahead sir, your line is open.

<Q – Ehud Gelblum>: Hi, thank you very much guys. Couple of questions if I could. First off on the — Harry — on the insight into your current quarter, where is the strength coming from? Can you give us a hint as to whether that is from your 40 gig business or from the 10 gig and below business?

<A – Harry Bosco>: I think it’s across the board. It’s the industry pushing all fronts.

<Q – Ehud Gelblum>: Okay. So are you seeing capacity constraints in terms of —?

<A – Harry Bosco>: No, but again we’ll get into that at the earnings call and cover more of that for you.

<Q – Ehud Gelblum>: Okay.

<A – Harry Bosco>: I just want to give this pre-warning.

<Q – Ehud Gelblum>: It’s hardly a warning. It’s a good warning. Okay. As we go a little bit into the acquisition of StrataLight, first of all was there a collar at all on the deal on the stock portion?

<A – Harry Bosco>: It’s fixed right now. It’s fixed at 26.55.

<Q – Ehud Gelblum>: Okay. So it’s a fixed number regardless of what happens to the stock price?

<A – Harry Bosco>: Right.

<Q – Ehud Gelblum>: Okay. Nokia Siemens networks obviously was a very large customer of StrataLight. When you do the math, inverse math on your pie charts you get that it was at least 47, let’s call it 50% at the very, very minimum of revenues of StrataLight and quite possibly as high as 70% of revenues came from NSN. When you’re doing your math and saying that revenue will grow 10% sequentially, because I assume that it did from December to March and again from March to June, what kind of visibility do you have going forward with respect to the same customer concentration you have with NSN today, or are you assuming that StrataLight picks up new customers to continue that 10% growth? What kind of confidence do you have in the 10% growth?

<A – Harry Bosco>: I think there’s a couple other customers that are also on a growth pattern. Obviously, NSN is a very large customer. But it’s across the board between three or four other customers.

<Q – Ehud Gelblum>: Do you expect NSN to come down as 8% of total?
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Opnext, Inc.	OPXT	Business Update Call	Jul. 9, 2008
Company▲	Ticker▲	Event Type▲	Date▲
<A – Harry Bosco>: No, we just said there’s a ramp-up that you go through when you get there but there is a constant growth in the business as they start to deploy. We’re just on the beginning of deployment DPSK systems.

<Q – Ehud Gelblum>: Right. What percent of their revenue right now is DPSK versus the standard?

<A – Harry Bosco>: It depends. We can’t really — I mean, I can’t really get into that right now but clearly DPSK is — depending on the needs, are the systems going out now.

<Q – Ehud Gelblum>: Okay, but it’s the vast, vast minority of their revenue currently, isn’t it?

<A – Harry Bosco>: Again, it depends on the application. Again DPSK has the longer reach and that’s clearly where a lot of the customers want to get to.

<Q – Ehud Gelblum>: Okay. And then can you give us a profile as to what you expect — when you’re doing the accretion, I assume it’s basically the March of ‘09 quarter that you expect you’re doing your accretion on when you say that you will be accretive. What did you expect your business to look like in the March of ‘09 quarter? Roughly a 35% gross margin or were you assuming that you would be lower or higher? What was the baseline that you were expecting an accretion off of? Or are you using Street numbers?

<A – Harry Bosco>: We’re using Street numbers.

<Q – Ehud Gelblum>: Okay. And then finally if I could, in the components that StrataLight uses to put into their subsystems are any of them your lasers?

<A – Harry Bosco>: No. But we’re going to work very carefully together right now.

<Q – Ehud Gelblum>: What is the opportunity that poses to you...

<A – Harry Bosco>: I’m not too sure that the lasers are going to add a lot of dollars, but the performance and the feedback back between the teams, we could really get some advantage from performance cost. There’s also on the receive side also the APDs in that.

<Q – Ehud Gelblum>: Would that — could that — so you’re saying that doesn’t create any cost synergies, it just creates...

<A – Harry Bosco>: I’m saying — it’s not a major thing. It’s more important on the performance side. It will certainly give us some more margins on those things. But the key to me, the key to us is that we can have our module and device guys and StrataLight working together to get the best of all worlds.

<Q – Ehud Gelblum>: Who do they use now?

<A – Harry Bosco>: I don’t know.

<Q – Ehud Gelblum>: Got it. Thanks very much.

<A – Harry Bosco>: Okay.

Operator: At this time there are no other questions in queue. I will now turn the call back over to Harry Bosco for closing comments.
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Opnext, Inc.	OPXT	Business Update Call	Jul. 9, 2008
Company▲	Ticker▲	Event Type▲	Date▲
Harry Bosco, President and Chief Executive Officer
Okay. Like I said up front, we are excited about the opportunities that this combination will have in addressing the high-speed networking needs of 40G and beyond. And the early read from our customers is very favorable. Our view that is the StrataLight is much like Opnext.

It is a technology oriented company with an excellent team, complementary skills and a culture very similar to ours. As a result, we believe we’re on a path to a smooth integration and look forward to a collaborative effort in addressing our customer needs.

I thank you for spending the time with us today. Thanks again.

Operator: This concludes today’s conference. You may access a replay of today’s conference by dialing 1-800-642-1687 and referencing conference ID number 54980586. You may now disconnect.

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